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                                                                      EXHIBIT 21


                                SUBSIDIARIES OF
                            THE CENTRIS GROUP, INC.
                            AS OF DECEMBER 31, 1997


                            THE CENTRIS GROUP, INC.
                           (a Delaware corporation)


                     100%                                   100%
     USBenefits Insurance Services, Inc.         USF RE INSURANCE COMPANY
          (a California corporation)           (a Massachusetts corporation)

                                                              100%
                              100%                    US HOLDINGS, INC.
                INTERRA REINSURANCE GROUP, INC.  (a Delaware corporation)
                    (an Indiana corporation)

                                                              100%
                                                   USF INSURANCE COMPANY
                                                (a Pennsylvania corporation)


        100%
        INTERNATIONAL EXCESS RE, LIMITED
          (a British Virgin Islands
                corporation)